UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 18, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2023, Novo Integrated Sciences, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with FirstFire Global Opportunities Fund, L.P., a Delaware limited liability company (the “Holder”), pursuant to which the Company issued an 12% promissory note (the “Note”) with a maturity date of September 18, 2024 (the “Maturity Date”), in the principal sum of $277,777.77 (the “Principal Sum”). Pursuant to the terms of the Note, the Company agreed to pay the Principal Sum to the Holder and to pay interest on the principal balance at the rate of 12% per annum. The Note carries an original issue discount (“OID”) of $27,777.77. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $250,000.00 in exchange for the Note. The Holder may convert the Note into the Company’s common stock (the “Common Stock”), at any time at a conversion price equal to the lesser of (i) $0.45 or (ii) 91.5% of the lowest volume weighted average price of our Common Stock on any trading day during the five (5) trading day period prior to the respective conversion date, subject to adjustment as provided in the Note (including but not limited to price protection provisions in case of future dilutive offerings, subject to certain customary exempt transactions) as well as beneficial ownership limitations.

Pursuant to the terms of the Note, the Company agreed to pay the Principal Sum and accrued interest as follows: (i) all accrued interest on December 18, 2023, (ii) $27,777.77 plus accrued interest on March 18, 2024, (iii) $27,777.77 plus accrued interest on April 18, 2024, (iv) $27,777.77 plus accrued interest on May 18, 2024, (v) $47,222.22 plus accrued interest on June 18, 2024, (vi) $47,222.22 plus accrued interest on July 18, 2024, (vii) $47,222.22 plus accrued interest on August 18, 2024, and (viii) all remaining amounts owed under the Note on the Maturity Date (each of the aforementioned payments are a “FirstFire Amortization Payment”). If the Company fails to make any FirstFire Amortization Payment, then the Holder shall have the right to convert the amount of such respective FirstFire Amortization Payment into shares of Common Stock as provided in the Note at the lesser of (i) the then applicable conversion price under the Note or (ii) 85% the lowest volume weighted average price of our Common Stock on any trading day during the five (5) trading day period prior to the respective conversion date.

The Company may prepay the Note at any time prior to the date that an Event of Default (as defined in the Note) (each a “Event of Default”) occurs at an amount equal to the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Note or SPA.

Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125%. Upon the occurrence of a Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

The SPA contains customary representations, warranties, and covenants of the Company, including, among other things and subject to certain exceptions, piggy-back registration rights with respect to the Common Stock underlying the Note. In addition to the beneficial ownership limitations provided in the Note, the sum of the number of shares of Common Stock that may be issued under the SPA and Note shall be limited to 4,801,558 as further described in the SPA, unless shareholder approval to exceed such limitation is obtained by the Company.

The Guarantor entered into a guaranty with the Holder on September 18, 2023 (the “Guaranty”). The Guarantor guaranteed the repayment of the Note and granted the Holder a security interest in the assets of the Guarantor, including but not limited to the property located at 1580 Rossi Drive, Tecumseh, Ontario, Canada, which is junior in priority to the security interest granted by the Guarantor to the Holder.

The foregoing descriptions of the Note, SPA, and Guaranty do not purport to be complete and are qualified in its entirety by reference to the full text of the Note, SPA, and Guaranty, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated as of September 18, 2023, by and between Novo Integrated Sciences, Inc. and FirstFire Global Opportunities Fund, LLC
10.2	Securities Purchase Agreement, dated as of September 18, 2023, by and between Novo Integrated Sciences, Inc. and FirstFire Global Opportunities Fund, LLC
10.3	Guaranty, dated as of September 18, 2023, by and between Acenzia Inc. and FirstFire Global Opportunities Fund, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: September 22, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer